Q1 2023 Earnings Presentation May 11, 2023 A Mission-Driven Fintech Platform that Helps Everyday Americans Gain Access to Credit with Specialty Finance Products

1 Disclaimer This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," “possible,” "continue," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations for its first quarter and full year 2023 guidance, OppFi's expectations with respect to the future performance of OppFi’s platform and future financial performance, OppFi’s expectations for its growth, and including growth of loan automation, profitability, OppFi's new products and their performance, and potential acquisitions and new strategic relationships. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions and tightening of credit markets on OppFi’s business; the impact of COVID-19 on OppFi’s business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults or non-performance, may have on OppFi’s business; risks related to the material weakness in OppFi’s internal controls over financial reporting; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; concentration risk; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi’s financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income (and margin thereof), Adjusted EBITDA (and margin thereof) and Adjusted EPS have not been prepared in accordance with United States generally acceptable accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, plus (1) provision for income taxes; (2) amortization of debt issuance costs; (3) other addbacks and one-time expenses, including the change in the fair value of warrant liabilities, change in the value of the OppFi Card receivables held for sale, partial forgiveness of the secured borrowing payable, one-time legal and accounting costs, stock compensation expenses, board fees, severance, and recruiting expenses; and (4) sublease income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate of 24.14% for the three months ended March 31, 2023 and a tax rate of 23.40% for the three months ended March 31, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EBITDA is defined as Adjusted Net Income as defined above, excluding (1) pro forma and business (non-income) taxes; (2) depreciation and amortization; and (3) interest expense. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of projected 2023 Adjusted Net Income and projected 2023 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this Presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. The contents of the website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only.

2 Q1 2023 Highlights 9% decrease year over year in marketing cost per new funded loan 8 percentage point decrease year over year in total expenses as a percentage of total revenue 11 percentage point sequential decrease in net charge-off rate, as a percentage of total revenue 20% increase year over year in total revenue Net income of $3.9 million and adjusted net income1 of $4.4 million, exceeding guidance Raised full-year guidance for adjusted net income and adjusted earnings per share 1. Adjusted net income is a financial measure that has not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the disclaimer on “Non-GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures.

3 Key Company Highlights 1. 2015-2022 2. 2017– 2022 3. As of 3/31/2023 4. For Q1 2023 at the time of loan approval Solid Revenue Growth 45% 5-year CAGR2 Significant Scale Facilitated more than $4.7 billion in gross loan issuance covering over 2.8 million loans, since inception3 Leading Proprietary Credit & Technology Platform Real-time AI drove automation for 85% of decisions in 2022 CEO and Executive Chairman as Largest Shareholder Owner / operator dynamic aligns incentives to maximize shareholder value Exceptional Customer Satisfaction Net Promoter Score of 804; 3,700+ Trustpilot customer reviews with 4.6 / 5.0 average rating Profitable Across Business Cycles 8 consecutive years of profitability1

4 High Percentage of Americans Lack Savings and/or Credit Access 60 million U.S. adults lack access to traditional credit at choice1 60% of U.S. consumers live paycheck to paycheck2 43% of U.S. adults have savings to cover a $1,000 unplanned expense3 1. Hamdani, Kausar, et al. “UNEQUAL ACCESS TO CREDIT The Hidden Impact of Credit Constraints.” NewYorkFed.org, 2019 2. LendingClub Corporation. "New Reality Check: The Paycheck-to-Paycheck Report - The Generational Deep Dive Edition“ PYMNTS.com, April 28, 2023 3. Gillespie, Lane. “Bankrate’s 2023 Annual Emergency Savings Report” Bankrate.com, February 23, 2023

5 Traditional financing options for the underbanked have been limited, with exorbitant interest rates and poor customer service OppFi Advantage: Market Leading Terms and Excellent Customer Experience ▪ Simple interest, amortizing installment loans with no balloon payments ▪ No origination, late, or NSF fees ▪ No prepayment penalties ▪ Report to the 3 major credit bureaus ▪ Work compassionately with customers who require payment plan modification ▪ OppFi TurnUp Program helps eligible applicants find more affordable options by checking market for sub-36% APR products OppFi customers can use proceeds for any unexpected expense Medical Family Car Trouble Education Housing Market Leading Terms

6 OppFi Growth Strategy Accelerate Profitable Growth Drive profitable core product volume growth Diversify into new customer and product types via M&A Expand relationships to serve more consumers • Continue to refine and enhance underwriting model, focusing on more favorable credit tiers • Maintain low customer acquisition costs and grow lower cost channels, such as SEO • Acquire platforms or assets providing accessible credit products to new customers • Expand into adjacent service businesses with synergies to core product • Achieve selected vertical integration • Form new strategic channel relationships to reach more non-prime consumers at the point of need • Maintain and grow network of aggregators

7 Q1 2023 Financial Highlights 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non- GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. Total Revenue • Total revenue increased 20% year over year to $120M Net Originations • Net originations decreased 2% year over year to $160M Ending Receivables • Ending receivables increased 9% year over year to $370M $3.9M Net Income $4.4M Adj. Net Income1 $0.02 Basic EPS $0.02 Diluted EPS $0.05 Adj. EPS1

8 Q1 2023 Performance Credit adjustments led to lower Q1 net originations year over year. Ending receivables growth of 9% drove total revenue growth of 20% year over year for Q1. $245 $338 $370 Ending Receivables ($ Millions) Q1 2021 Q1 2022 Q1 2023 +9% $84 $101 $120 Q1 2022 Total Revenue ($ Millions) Q1 2021 Q1 2023 +20% $100 $163 $160 Net Originations ($ Millions) Q1 2021 Q1 2022 Q1 2023 -2%

Q1 2023 Key Performance Indicators

UNAUDITED PERIOD ENDED

($ in millions)	**3/31/2023**	**3/31/2022**
Net Originations[1]	$160	$163
Ending Receivables[2]	$370	$338
% of Originations by Bank Partners	95%	95%
Net Charge-Offs as % of Avg. Receivables[3]	62%	56%
Average Yield[4]	126%	120%
Automatic Approval Rate[5]	71%	61%

Key Highlights

Net originations decreased 2% year over year as a result of credit adjustments made during 2022

Ending receivables increased 9% year over year as a result of strong net originations growth over the past year

Net charge-offs as percentage of average receivables increased to 62% versus 56% year over year, which reflects elevated charge-offs from higher loss customers originated prior to credit adjustments during 2022

Yield increased to 126% versus 120% year over year due to a decrease in delinquent loans in the portfolio, lower enrollment in hardship and assistance programs, and a relative shift away from originating in states with lower interest rates

Automatic approval rate increased to 71% from 61% year over year, reflecting the continued application of algorithmic automation projects that streamline the origination process

1. Net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
2. Receivables are defined as the unpaid principal balances of loans.
3. Net charge-offs as a percentage of average receivables (defined as the unpaid principal of loans) represents total charge offs from the period less recoveries as a percent of average receivables. OppFi charges off loans after they are more than 90 days delinquent.
4. Average Yield is defined as annualized interest income from the period as a percent of average receivables.
5. Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.

9

OppFi

10 Condensed Balance Sheet UNAUDITED PERIOD ENDED ($ in millions) 3/31/2023 12/31/2022 Assets Cash and restricted cash $71.4 $49.7 Finance Receivables at Fair Value 417.5 457.3 Finance Receivables at Amortized Cost, Net 0.5 0.6 Other Assets 70.6 72.2 Total Assets $560.0 $579.8 Liabilities and Stockholders’ Equity Current Liabilities $20.6 $29.6 Other Liabilities 42.1 42.2 Total Debt 331.6 347.1 Warrant Liabilities 1.7 1.9 Total Liabilities 395.9 420.7 Total Equity 164.1 159.1 Total Liabilities and Equity $560.0 $579.8 Total cash increase of $22 million was driven by an increase in payments on originated loans and partially offset by payments of debt Finance Receivables at fair value decrease of $40 million due to first quarter seasonality, which typically sees a decrease in receivables due to an increase in payments from tax season Current liabilities decrease of $9 million driven by a decrease in both accounts payable and accrued expenses. The decrease in accrued expenses was mainly due to a $6 million decrease in accrued payroll and bonuses, which were paid in Q1-23 Total debt decrease of $16 million was driven by a decrease in utilization of revolving lines of credit of $14 million and repayment of the secured borrowing payable of $1 million Equity increase of $5 million was driven by net income and stock- based compensation Key Highlights

11 Grown funding capacity more than 5x since 2017 Decreased cost of borrowing spread by 500+ bps since 2017 Diversified institutional capital sources Increased financial flexibility with: • corporate credit agreements, • asset-backed facilities, • bank provided asset-based loans, • forward flow arrangements, and • total return swap Ample debt capacity provides a means to fund anticipated short-term future growth without equity Receivable Funding Capacity ($ in millions) $55 $126 $207 $142 $274 $346 $332 $40 $52 $140 $338 $158 $137 $143 $11 $23 $36 $46 $62 $50 $71 YE2017 YE2018 YE2019 YE2020 YE2021 YE2022 Q12023 Oustanding Debt Remaining Debt Capacity Cash & Restricted Cash $105 $201 $383 $526 $474 Reduced Cost of Financing and Strong Balance Sheet to Power Growth $532 $546

12 $500M to $520M Full Year 2023 Guidance Growth Profitability Profitability $24M to $30M $0.28 to $0.35 Total Revenue Affirmed approximately 10% to 15% growth Adjusted Net Income1 Raised from $22 million to $28 million Adjusted EPS1,2 Increased from $0.26 to $0.33 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures. A reconciliation of projected 2023 Adjusted Net Income and projected 2023 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adj. EPS of $0.28 to $0.35 is based on approximate weighted average diluted share count of 85.0 million. Adj. EPS previous range of $0.26 to $0.33 was based on approximate weighted average diluted share count of 84.3 million.

13 Appendix

14 Pro Forma Share Count as of March 31, 2023 Shares Share Price Notes $10.00 $12.00 $13.00 $14.00 Class A Common Stock 15,221,283 15,221,283 15,221,283 15,221,283 Class V Common Stock Held for the benefit of Pre-Business Combination OppFi Equity holders 69,066,687 69,066,687 69,066,687 69,066,687 Excludes 25,500,000 shares of Class V Common Stock outstanding with respect to Earn Out Units held by pre-business combination OppFi equity holders, which vest and are subject to forfeiture as discussed below Total Currently Issued and Outstanding Shares of Common Stock 84,287,970 84,287,970 84,287,970 84,287,970 Excludes 25,500,000 shares of Class V Common Stock outstanding with respect to Earn Out Units held by pre-business combination OppFi equity holders, which vest and are subject to forfeiture as discussed below Earn-Out Shares 8,500,000 17,000,000 (including 8,500,000 units that would have vested at $12) 25,500,000 (including 8,500,000 units that would have vested at each of $12 and $13) Earn-Out Shares represent shares of Class V Common Stock that related to a total of 25,500,000 Earn Out Units held by pre-business combination OppFi equity holders, which vest in three tranches when the volume weighted average price (VWAP) of the Class A Common Stock equals or exceeds each of $12.00, $13.00 and $14.00 for any 20 out of 30 consecutive trading days over the first 36 months after closing, and with respect to which Class V Common Stock is currently outstanding and subject to vesting and forfeiture Forfeited after 3-year anniversary of closing date if vesting conditions above are not met Total Outstanding Shares of Common Stock Giving Effect to Earn-Outs 84,287,970 92,787,970 101,287,970 109,787,970 Note: This presentation is not a complete summary of all relevant terms, conditions and information related to the capital structure of OppFi Inc. For more information, see the Company’s filings with the SEC, including the Annual Report on Form 10-K filed by the Company with the SEC on March 29, 2023 and subsequent Quarterly Reports on Form 10-Q. This presentation excludes: 703,914 shares repurchased and held as Treasury Stock 14,426,937 warrants to purchase shares of Class A Common Stock at $11.50 per share 912,500 warrants to purchase shares of Class A Common Stock at $15.00 per share 12,290,374 shares of Class A Common Stock issuable under the Company’s 2021 Equity Incentive Plan 1,349,175 shares of Class A Common Stock issuable under the Company’s 2021 Employee Stock Purchase Plan

15 Fair Value Valuation 1. Stated as a percentage of loan receivable. 2. Represents rate applied to unpaid principal receivables, inclusive of adjustment for accrued interest. Key Highlights • Interest rate increased by 80 bps due to relative increase in base APR loans on the book • Default rate increased by 80 bps due to an increase in delinquent loans in the portfolio from pre-credit adjusted vintages UNAUDITED PERIOD ENDED ($ in thousands) 3/31/2023 12/31/2022 Outstanding Principal $369,715 $402,180 Accrued Interest $12,823 $15,802 Interest Rate 153.2% 152.4% Discount Rate 26.2% 25.9% Servicing Cost1 (5.0)% (5.0)% Remaining Life 0.599 years 0.593 years Default Rate1 21.1% 20.3% Accrued Interest1 3.5% 3.9% Prepayment Rate1 21.9% 21.3% Premium to Principal2 9.5% 9.8%

16 (in Thousands, except share and per share data) 2023 2022 $ % Interest and loan related income 119,942$ 100,336$ 19,606$ 19.5% Other revenue 432 374 58 15.5% Total revenue 120,374 100,710 19,664 19.5% Change in fair value of finance receivables (63,118) (49,525) (13,593) 27.4% Provision for credit losses on finance receivables (70) (457) 387 (84.7%) Net revenue 57,186 50,728 6,458 12.7% Expenses: Sales and marketing 9,847 13,589 (3,742) (27.5%) Customer operations 10,299 10,031 268 2.7% Technology, products, and analytics 9,955 8,229 1,726 21.0% General, administrative, and other 11,984 13,592 (1,608) (11.8%) Total expenses before interest expense 42,085 45,441 (3,356) (7.4%) Interest expense 11,371 7,448 3,923 52.7% Total expenses 53,456 52,889 567 1.1% Income (loss) from operations 3,730 (2,161) 5,891 (272.6%) Change in fair value of warrant liability 153 2,404 (2,251) (93.6%) Other income 193 - 193 - Income before income taxes 4,076 243 3,833 1577.4% Provision for income taxes 146 540 (394) (73.0%) Net income (loss) 3,930 (297) 4,227 (1423.2%) Less: net (loss) income attributable to noncontrolling interest 3,679 (1,373) 5,052 (368.0%) Net income attributable to OppFi Inc. 251$ 1,076$ (825)$ (76.7%) Earnings per share attributable to OppFi Inc. Earnings per common share: Basic 0.02$ 0.08$ Diluted 0.02$ -$ Weighted average common shares outstanding: Basic 15,037,326 13,581,828 Diluted 15,189,895 84,473,957 Three Months Ended March 31, Variance GAAP Income Statement

17 March 31, December 31, (in Thousands) 2023 2022 $ % Assets Cash and restricted cash 71,374$ 49,670$ 21,704$ 43.7% Finance receivables at fair value 417,489 457,296 (39,807) (8.7%) Finance receivables at amortized cost, net 464 643 (179) (27.8%) Other assets 70,718 72,230 (1,512) (2.1%) Total assets 560,045$ 579,839$ (19,794)$ (3.4%) Liabilities and members' equity Current liabilities 20,582$ 29,558$ (8,976)$ (30.4%) Other liabilities 42,053 42,183 (130) (0.3%) Total debt 331,552 347,060 (15,508) (4.5%) Warrant liability 1,735 1,888 (153) (8.1%) Total liabilities 395,922$ 420,689$ (24,767)$ (5.9%) Total members' equity 164,123 159,150 4,973 3.1% Total liabilities and members' equity 560,045$ 579,839$ (19,794)$ (3.4%) Variance Condensed Balance Sheet

18 (in Thousands) 2023 2022 $ % Net cash provided by operating activities 65,637$ 44,731$ 20,906$ 46.7% Net cash (used in) investing activities (28,300) (52,244) 23,944 45.8% Net cash (used in) provided by financing activities (15,633) 5,097 (20,730) (406.7%) 21,704$ (2,416)$ 24,120$ 998.3% Variance Net increase (decrease) in cash, cash equivalents and restricted cash Three Months Ended March 31, Condensed Cash Flow Statement

Net Income to Adjusted EBT, Adjusted Net Income and Adjusted EBITDA Reconciliation

(in Thousands, except share and per share data) *(Unaudited)*	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Variance $	Variance %
Net income	**$ 3,930**	**$ (297)**	**$ 4,227**	**(1423.2%)**
Provision for income taxes	146	540	(394)	(73.0%)
Debt amortization	764	609	155	25.5%
Other addback and one-time expenses[1]	1,086	(6)	1,092	(18200.0%)
Sublease income	(80)	-	(80)	-
Adjusted EBT	**5,846**	**846**	**5,000**	**591.0%**
Less: pro forma taxes[2]	(1,411)	(198)	(1,213)	612.6%
Adjusted net income	**4,435**	**648**	**3,787**	**584.4%**
Pro forma taxes[2]	1,411	198	1,213	612.6%
Depreciation and amortization	3,391	3,238	153	4.7%
Interest expense	10,607	6,840	3,767	55.1%
Business (non-income) taxes	272	379	(107)	(28.2%)
Adjusted EBITDA	**$ 20,116**	**$ 11,303**	**$ 8,813**	**78.0%**
Adjusted earnings per share	$ 0.05	$ 0.01		
Weighted average diluted shares outstanding	84,432,529	84,473,957		

1. For the three months ended March 31, 2023, other addbacks and one-time expenses of $1.1 million included a Accepted A$(0.2) million addback due to the change in fair value of the warrant liabilities, a $(0.1) million addback due to partial forgiveness of the secured borrowing payable, a $0.1 million expense related to severance, $1.1 million in expenses related to stock compensation, and a $0.1 million expense in relation to the change in the value of the OppFi Card finance receivables held for sale. For the three months ended March 31, 2022, other addbacks and one-time expenses of $(0.0) million included a $(2.4) million addback due to the change in fair value of the warrant liabilities, a $1.5 million expense due to severance, $0.6 million in expenses related to stock compensation, $0.2 million in one-time accounting and legal costs, $0.1 million in board fees, and $0.1 million in recruiting expenses.
2. Assumes a tax rate of 24.14% for the three months ended March 31, 2023 and a 23.40% tax rate for the three months ended March 31, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

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OppFi

20 2023 2022 Weighted average Class A common stock outstanding 15,037,326 13,581,828 Weighted average Class V voting stock outstanding 94,742,634 96,338,474 Elimination of earnouts at period end (25,500,000) (25,500,000) Dilutive impact of restricted stock units 122,571 53,655 Dilutive impact of performance stock units 29,998 - Dilutive impact of employee stock purchase plan - - Weighted average diluted shares outstanding 84,432,529 84,473,957 Three Months Ended March 31, Diluted Shares as Reflected in Adjusted Earnings Per Share

21 (in Thousands, except share and per share data) (Unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 84,432,529 84,473,957 Net Income 3,930$ 0.05$ (297)$ (0.00)$ Provision for income taxes 146 0.00 540 0.01 Debt amortization 764 0.01 609 0.01 Other addback and one-time expenses1 1,086 0.01 (6) (0.00) Sublease income (80) (0.00) - - Adjusted EBT 5,846$ 0.07$ 846$ 0.01$ Less: pro forma taxes (1,411) (0.02) (198) (0.00) Adjusted net income 4,435$ 0.05$ 648$ 0.01$ Three Months Ended March 31, 2023 Three Months Ended March 31, 2022 Adjusted Earnings Per Share 1. For the three months ended March 31, 2023, other addbacks and one-time expenses of $1.1M included a $(0.2) million addback due to the change in fair value of the warrant liabilities, a $(0.1) million addback due to partial forgiveness of the secured borrowing payable, a $0.1 million expense related to severance, $1.1 million in expenses related to stock compensation, and a $0.1 million expense in relation to the change in the value of the OppFi Card finance receivables held for sale. For the three months ended March 31, 2022, other addbacks and one-time expenses of $(0.0) million included a $(2.4) million addback due to the change in fair value of the warrant liabilities, a $1.5 million expense due to severance, $0.6 million in expenses related to stock compensation, $0.2 million in one-time accounting and legal costs, $0.1 million in board fees, and $0.1 million in recruiting expenses.